ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
(BY SHAREHOLDERS)
OF
USA VIDEO INTERACTIVE CORP.

USA VIDEO INTERACTIVE CORP. hereby presents these Articles of Amendment to its Articles of Incorporation, pursuant to WYO. STAT. § 17-16-1006, and as its Articles of Amendment the said USA VIDEO INTERACTIVE CORP. sets forth the following:

1. The name of the corporation: **USA VIDEO INTERACTIVE CORP.**

2. The text of each amendment adopted:

   a. **Article 1** is hereby amended to read as follow: The new name of the corporation is **OCULUS VISIONTECH INC.**

   b. **Article 9** is amended first to reduce the number of authorized, issued and outstanding common shares in order to accomplish a fifteen for one reverse stock split whereby one common share shall be authorized, issued and outstanding in replacement of each fifteen shares of common stock heretofore authorized, issued and outstanding. Subsequent to such reduction in outstanding common shares, Article 9 is hereby further amended to increase the number of authorized, but not issued, common shares to read as follows:

The aggregate number of shares or other ownership units which it has the authority to issue, itemized by classes, par value or shares, shares without par value and series, if any, within a class is:

Number of Shares	Class	Series	Par Value Per Share
500,000,000	Common	N/A	N/A
250,000,000	Preferred	N/A	N/A

Received
JAN 26 2012
Secretary of State
Wyoming

3. Any provision for exchange, reclassification, or cancellation of issued shares by the amendments: All shares issued heretofore shall be deemed reclassified and consolidated such that each fifteen shares of common stock of the corporation issued and outstanding shall hereafter be deemed to be one issued and outstanding share of the common stock of the corporation.

4. The date of the adoption of amendment: December 30, 2011.

5. The amendment was duly approved by the shareholders in the manner required by the Wyoming Business Corporation Act and by the articles of incorporation.

DATED: January 10, 2012.

USA VIDEO INTERACTIVE CORP.

BY: ______________________

PRESIDENT